                                                                   Exhibit 10.44

                             FOURTH AMENDMENT TO
                           STANDARD LEASE AGREEMENT

         THIS FOURTH AMENDMENT TO STANDARD LEASE AGREEMENT (this "Amendment") is made by and between AGBRI FANNIN L.P., a Delaware limited partnership ("Landlord") and INTERLIANT, INC., a Delaware corporation ("Tenant"), formerly Sage Networks, Inc., a Delaware corporation, effective this the 29/th/ day of September, 2000 (the "Effective Date").

                              W I T N E S S E T H

         WHEREAS, LaSalle Partners Management Limited (in its capacity as agent for Fannin Street Limited Partnership, a Delaware limited partnership) ("Fannin"), predecessor in interest to Landlord, and Wolf Communications Company, a Texas corporation doing business as Interliant ("Wolf"), predecessor in interest to Tenant, entered into that certain Standard Lease Agreement dated June 11, 1995 (the "Lease Agreement"), for the lease of approximately 12,312 square feet of Agreed Rentable Area located on Floor 7 of the 1301 Fannin Street Building ("Building") (the land on which the Building is located is more particularly described in Exhibit B attached to the Lease Agreement), all in
                          ---------
accordance with the terms, conditions, covenants and obligations contained in the Lease Agreement; and

         WHEREAS, Fannin and Wolf entered into that certain First Amendment to Standard Lease Agreement dated effective January 18, 1996, wherein the Premises were expanded to an aggregate of 23,260 square feet of Agreed Rentable Area on Floor 7 of the Building;

         WHEREAS, Fannin and Wolf entered into that certain Second Amendment to Standard Lease Agreement dated effective August 8, 1996, wherein the Premises were expanded to an aggregate of 59,885 square feet of Agreed Rentable Area on Floor 7 of the Building (the "Floor 7 Space"), which is currently known as Suite 700 and is comprised of 53,548 square feet of Agreed Rentable Area currently used for general office space, as shown on the attached Exhibit A-1 (the "Floor
                                                        -----------
7 Office Space"), and 6,337 square feet of Agreed Rentable Area currently used as a data center and for purposes other than general office space, as shown on the attached Exhibit A-2 (the "Floor 7 Data Space");
             -----------

         WHEREAS, Landlord succeeded to the interest of Fannin;

         WHEREAS, Wolf, after changing its name to Interliant, Inc., assigned its interest in the Lease Agreement, as amended, to Tenant, formerly known as Sage Networks, Inc.;

         WHEREAS, Fannin and Wolf entered into that certain Third Amendment to Standard Lease Agreement dated effective May 15, 2000 (the "Third Amendment"), wherein the Premises were expanded to include 6,155 square feet of Agreed Rentable Area located in the Basement of the Building (the "Third Expansion Space");

         WHEREAS, beginning on the Effective Date, Tenant desires to expand the Premises to include approximately 15,794 square feet of Agreed Rentable Area located on Floor 22 of the Building, as shown on the attached Exhibit A-3
                                                              -----------
(the "Fourth Expansion Space"), to be used as general office space and known as Suite 2250, and to extend the Term of the Lease Agreement (as amended heretofore and by this Amendment, the "Lease") with respect to all of the Floor 7 Space; and

         WHEREAS, Landlord has agreed to the requested expansion and extension subject to the terms of this Amendment.

         NOW, THEREFORE, in and for the premises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1.       Definitions. All capitalized terms used, but not defined, in this
         -----------
         Amendment, have the same meaning given to such terms in the Lease.

2.       Condition Precedent. Tenant's right to expand into the Fourth Expansion
         -------------------
         Space provided for in this Amendment shall be of no force and effect unless and until (a) Landlord has entered into an amendment of its lease with BNY Information Services, Inc. ("BNY"), in form and substance acceptable to Landlord in its sole discretion, in which amendment BNY agrees to surrender its rights to the Fourth Expansion Space, and (b) Exxon Mobil Corporation ("Exxon") has elected, or has been deemed to have elected, not to lease the Fourth Expansion Space pursuant to the terms of the Exxon Lease (defined below in the attached Rider 3). If Landlord fails to satisfy both of such conditions (the"Conditions Precedent") on or before the date fifty (50) days after the Effective Date (the "Cancellation Date"), then Tenant, at Tenant's option, shall have the right to cancel Tenant's lease of the Fourth Expansion Space if the Conditions Precedent are not satisfied within ten (10) days after notice to Landlord given on or after the Cancellation Date, without affecting this Amendment in any other respect except as hereinafter provided. In the event the Conditions Precedent are not satisfied or Tenant cancels its right to expand into the Fourth Expansion Space pursuant to the provisions of this paragraph, Tenant's Pro Rata Share Percentage and the Finish Allowance shall be adjusted to take into consideration the deletion of the Fourth Expansion Space.

3.       Extension. The Initial Term of the Lease with respect to the Floor 7
         ---------
         Space is extended for a period commencing on November 1, 2000, and expiring on November 30, 2007, without extending the Third Expansion Space Term, as such term is defined in the Third Amendment, with respect to the Third Expansion Space. The extension with respect to the Floor 7 Space is subject to all of the terms and conditions of the Lease currently in effect, except as modified in this Amendment. In the event the Third Expansion Space Term is not extended by a subsequent amendment to the Lease, Tenant shall vacate the Third Expansion Space on July 1, 2001, strictly in accordance with the terms and provisions of the Lease.

4.       Expansion Space. Commencing on the Effective Date and expiring on
         ---------------
         November 30, 2007, Landlord leases to Tenant and Tenant leases from Landlord the Fourth Expansion Space. The term "Premises", as defined in
         Item 2 of the Basic Lease Provisions, is amended as of the Effective Date to reflect the addition of the Fourth Expansion Space and includes approximately 81,834 square feet of Agreed Rentable Area in the Building, consisting of 59,885 square feet of Agreed Rentable Area on Floor 7, 6,155 square feet of Agreed Rentable Area in the Basement, and 15,794 square feet of Agreed Rentable Area on Floor 22. The lease of the Fourth Expansion Space is subject to all of the terms and conditions of the Lease currently in effect, except as modified in this Amendment. In the event Landlord determines the Conditions Precedent can not be satisfied, Landlord shall have the right, upon notice given to Tenant prior to Tenant's cancellation of its right of expansion provided for in such paragraph 2 (the "Relocation Notice"), to relocate the Fourth Expansion Space from Floor 22 to approximately 15,680 square feet of Agreed Rentable Area, plus or minus ten percent (10%), of comparable space on any single floor in the Building above Floor 22 (the "Relocated Space") on the same terms and provisions provided for in this Amendment with an appropriate adjustment in the Basic Rent, Tenant's Pro Rata Share Percentage, and Finish Allowance to reflect any adjustment in the Agreed Rentable Area. Unless Tenant objects to the Relocated Space as not being comparable in a notice delivered to Landlord within five (5) business days after the date Tenant receives the Relocation Notice, the Relocation Space shall be deemed to be comparable to the Fourth Expansion Space on Floor 22. Effective on the date of the Relocation Notice, the original Fourth Expansion Space shall be deleted and replaced with the Relocated Space. In the event of such relocation, then the Conditions Precedent shall be deemed to be satisfied.

5.       Use of the Fourth Expansion Space. Notwithstanding the provisions of
         ---------------------------------
         Item 11 of the Basic Lease Provisions, the permitted use of the Fourth Expansion Space shall be limited to general office use.

6.       Rental and Other Charges.
         ------------------------

         (a) Rent payable with respect to the Floor 7 Space shall be payable as provided in the Lease through October 31, 2000. Rent payable with respect to the Third Expansion Space shall continue to be payable as provided in the Lease through and including the Third Expansion Space Expiration Date, as such term is defined in the Third Amendment.

         (b) Commencing on November 1, 2000, Basic Rent for the Floor 7 Space shall be as follows:

                                                            Rate Per Square            Basic              Basic
                       Rental                               Foot of Agreed             Annual            Monthly
                       Period                               Rentable Area               Rent               Rent
                       ------                               -------------               ----               ----
         November 1, 2000 - January 31, 2001                    $ 0.00                   $0.00              $0.00

         February 1, 2001 - October 31, 2002                    $24.00                  $1,437,240         $119,770

         November 1, 2002 - October 31, 2005                    $26.50                  $1,586,952         $132,246

         November 1, 2005 - November 30, 2007                   $28.00                  $1,676,784         $139,732

         (c) Commencing on the Fourth Expansion Space Rental Commencement Date (defined below), Basic Rent for the Fourth Expansion Space shall be as follows:

                                           Rate Per Square           Basic            Basic
                    Rental                 Foot of Agreed           Annual           Monthly
                    Period                  Rentable Area            Rent              Rent
                    ------                  -------------            ----              ----
             RCD - April 30, 2004               $22.50             $355,368           $29,614
         May 1, 2004 - November 30, 2007        $23.50             $371,160           $30,930

         RCD = Fourth Expansion Space Rental Commencement Date

         The Fourth Expansion Space Rental Commencement Date shall be the earlier of (i) the date Tenant occupies any part of the Fourth Expansion Space for purposes of conducting business, (ii) the date of Substantial Completion, as defined in the Work Letter, of the Fourth Expansion Space, and (iii) the date ninety (90) days after Landlord delivers the Fourth Expansion Space to Tenant for the construction of Tenant's improvements pursuant to the Work Letter, which delivery date is anticipated to be November 1, 2000.

         (d) Tenant's Pro Rata Share Percentage from and after the Fourth Expansion Space Rental Commencement Date shall equal 10.436% (the Agreed Rentable Area of the Premises divided by the Agreed Rentable Area of the Building, expressed in a percentage). In the event the Third Expansion Space Term either (i) terminates pursuant to the terms of this Amendment or (ii) expires as a result of the Third Expansion Space Term not being extended pursuant to a subsequent amendment to the Lease approved by Landlord, the Tenant's Pro Rata Share Percentage from the date of such termination or expiration shall be 9.65%.

         (e) Tenant's Operating Expense Stop for the Floor 7 Space and Fourth Expansion Space shall equal the actual Operating Expenses for the calendar year 2000, grossed up in accordance with subsection 2.202 of the Supplemental Lease Provisions (see Article 2, Supplemental Lease Provisions), and shall include the first twelve (12) months associated with Landlord's operation of the Approximate Garage (defined below) after the Fourth

         Expansion Space Rental Commencement Date and the Skybridge (defined below) after the date the Skybridge is made available to Tenant, pursuant to subsection 2.201(b)(xv) of the Lease as amended pursuant to paragraph 10 below.

7.       Condition of Floor 7 Space and Fourth Expansion Space. Tenant has
         -----------------------------------------------------
         inspected the Floor 7 Space and Fourth Expansion Space and shall accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except that Finish Allowance provided for in the Work Letter attached to this Amendment as Exhibit
                                                                       -------
         C-1 (the "Work Letter"). Any construction, alterations or improvements
         ---
         made to the Floor 7 Space or the Fourth Expansion Space by Tenant shall be performed in accordance with the terms and provisions of the Work Letter and the Lease, including, without limitation, approval of the plans, specifications, contractors and subcontractors and construction of any improvements in the Floor 7 Space or Fourth Expansion Space.

8.       Building. The definition of the term "Building", as defined in Item
         --------
         1.a. of the Basic Lease Provisions, is deleted in its entirety and replaced with the following:

               The "Building" is the structure commonly known as the 1301 Fannin Street Building, together with all improvements and appurtenances, located on the land bounded by Fannin, San Jacinto, Polk and Clay Streets (Block 294), Houston, Texas and more particularly described in Exhibit B attached to the Supplemental
                            ---------
               Lease Provisions (the "Land"), together with all appurtenant improvements, including, but not limited to, any above-street pedestrian walkway ("Skybridge") connecting the Building and the garage known as the Fannin Garage located at 1112 Clay Street, Houston, Texas.

9.       Redelivery of the Premises. The second sentence of Section 1.3 of the
         --------------------------
         Lease is deleted in its entirety and replaced with the following:

               Tenant shall, within seven (7) days after the expiration or earlier termination of this Lease, remove from the Premises, at the sole expense of Tenant and subject to Landlord's rights therein, including Landlord's right to assert its lien therein, any equipment, machinery, trade fixtures and personalty installed or placed in the Premises by or on behalf of Tenant. Notwithstanding the foregoing, Tenant shall have the right, but not the obligation, to remove any generators, chillers, fuel tanks, UPS or infrastructure equipment which is installed or placed in the Premises by or on behalf of Tenant. Tenant shall have no obligation to remove any other improvements made to the Premises by or on behalf of Tenant. Notwithstanding anything to the contrary contained herein, Landlord may claim as its property any of the Power Equipment, as such term is defined in the Work Letter, in which event Tenant shall have no obligation to remove same. During the last one hundred twenty (120) days of the Lease term, Landlord shall advise Tenant in writing, within ten (10) days of Tenant's notice to Landlord requesting same, whether

               Landlord has an interest in retaining any or all of the Power Equipment. Failure by Landlord to notify Tenant within such ten (10) day period shall be deemed an election by Landlord to claim all of the Power Equipment as its property. If Landlord advises Tenant in writing of any of the Power Equipment that it will not claim as its property, Tenant may, at its sole option and expense, remove such items upon or prior to the termination of this Lease.

10.      Operating Expenses. Clause (xv) of subsection 2.201(b) of the Lease is
         ------------------
         deleted in its entirety and replaced with the following:

               (xv) maintenance, repair, repaving and operating costs associated with the Garage, the garage approximate to the Building in which Landlord shall provide Tenant parking spaces (the "Approximate Garage"), and the Skybridge, if any;

11.      Additional Charges. Subsection 2.201 of the Lease is amended to add as
         ------------------
         subsection (f) the following:

               (f) "Additional Charges" shall mean (i)$1,971 per month
                    from July 1, 2000 through June 30, 2001 (and any extension of the Third Expansion Space Term) for the 215 linear feet of 2 inch conduit from the Floor 7 Space to the Third Expansion Space, as shown on the attached Exhibit B (the "Existing
                                          ---------
                    Conduit"), and (ii) the then current prevailing market rate charged by Landlord per linear foot of conduit in the Building for each linear foot of conduit installed or used by Tenant in the Building for data, voice, computer, telecommunication or other communication cable (whether installed horizontally or vertically, and whether to or from or in the Premises including, without limitation, between portions of the Premises, whether on one or more floors, in common areas above ceiling tiles, in riser closets or from any penetration in the Building and specifically excluding any other uses of conduit including, without limitation, conduits used for electrical wiring, fuel tanks or the Power Equipment), which in no event will be less than the current rate of$9.17 per month ($110 per year) per linear foot for conduit less than 3 inches in diameter and$11.67 per month ($140 per year) per linear foot for conduit at least 3 inches, but no larger than 5 inches, in diameter. Notwithstanding the foregoing, the rate charged by Landlord for the first such conduit larger than 3 inches, but no larger than 5 inches, installed by Tenant between the Floor 7 Space and the Fourth Expansion Space shall be$4.17 per month ($50 per year) per linear foot. For purposes of clarity, the foregoing Additional Charges described in clause "(ii)" above shall only apply to linear feet of conduit running from the Floor 7 Space, the Third Expansion Space, the Fourth Expansion Space, the

                    Roof Space or the Fuel Tank Space to any other of such spaces or another location in the Building, but in no event shall it apply to any linear feet of conduit within the Floor 7 Space, the Third Expansion Space, the Fourth Expansion Space, the Roof Space or the Fuel Tank Space.

12.      Payment Obligations. The first sentence of subsection 2.202 of the
         -------------------
         Lease is deleted in its entirety and replaced with the following:

               In addition to the Basic Rent specified in this Lease, Tenant shall pay to Landlord (a) the Additional Charges monthly on the first of each month during the term of this Lease after receipt of an invoice therefor and (b) the Additional Rent, in each calendar year or partial calendar year during the term of this Lease, payable in monthly installments as hereinafter provided.

13.      Rent Defined. The first sentence of Section 2.3 of the Lease is deleted
         ------------
         in its entirety and replaced with the following:

                   Basic Rent, Additional Rent, Additional Charges and all other sums (whether or not expressly designated as rent) required to be paid to Landlord by Tenant under this Lease (including, without limitation, any sums payable to Landlord under any addendum, exhibit, rider or schedule attached hereto) shall constitute rent and are sometimes collectively referred to as "Rent."

14.      Net of Electricity. On and after the first Conversion Date (defined
         ------------------
         below), the term Premises as used in the first sentence of subsection 5.103(a) of the Lease shall not include the Floor 7 Data Space and Tenant shall be solely responsible for the cost of electricity delivered to and consumed within the Floor 7 Data Space. As used in this Amendment, the term "Conversion Date" shall mean the date Tenant commences using any applicable portion of the Floor 7 Office Space for any purpose other than general office use, each such converted portion having its applicable Conversion Date. The penultimate sentence of subsection 5.103(b) of the Lease is deleted in its entirety and replaced with the following:

               As a part of Additional Rent, Tenant shall pay Landlord for (i) the cost of the electricity consumed through the Submetered Lines within the Floor 7 Data Space during any calendar month on and after the first Conversion Date, which shall equal the kilowatt hours of electricity consumed through the Submetered Lines within the Floor 7 Data Space multiplied by the then current cost per kilowatt hour of electricity consumed by the Building, including, without limitation, demand charges (the "Cost Per Kilowatt Hour") and (ii) the Excess Consumption Cost, which shall equal the kilowatt hours of Excess Consumption multiplied by the Cost Per Kilowatt Hour (the aggregate of such costs being the "Monthly Submetered Electrical Costs").

15.      Net of Heat and Air Conditioning and Electricity. Notwithstanding the
         ------------------------------------------------
         terms and provisions of Sections 5.1 of the Lease, to the contrary, Landlord shall not furnish, or cause to be furnished, HVAC and Electricity (defined below) to any portion of the Floor 7 Office Space converted, whether in one or more conversions, by Tenant for use as data center space or for use other than general office on and after the applicable Conversion Date (each portion of the Floor 7 Office Space so converted, on and after such conversion, being a "Converted Space") or the Equipment Space (defined below) on or after the Equipment Space Rental Commencement Date. As used in this paragraph, the term "HVAC and Electricity"shall mean the heat and air conditioning and electrical services and utilities provided for in subsection 5.102 and 5.103 of the Lease, including, without limitation, chilled water, UPS power, and alternate electrical power supply from the Building Backup Generators. On and after the dates set forth above, Tenant shall procure electricity for the Equipment Space and the Converted Space, at Tenant's sole cost and expense, from the supplier of electricity to the Building, which is currently Reliant Energy/HL&P. To the fullest extent permitted by applicable laws, ordinances, regulations and rules, Landlord shall have the continuing right, upon thirty (30) days written notice from Landlord to Tenant, to change the supplier of electricity to the Building, in which event Tenant shall change its electricity supplier to the supplier selected by Landlord, so that such electricity supplier for the Equipment Space and the Converted Space is always the same as for the Building. Notwithstanding the foregoing, Tenant shall not be obligated to change its electricity supplier more than seven (7) times unless Landlord, at its option, pays for Tenant's costs resulting from such change of supplier in excess of the seventh change. Any construction required to enable Tenant to so procure such electricity, including, by way of example, installation of separate meters, cabling, or wiring, shall be effected at Tenant's sole cost and expense and in strict compliance with the requirements of the Work Letter and the Lease. On and after the first Conversion Date, Tenant shall have the right upon notice to Landlord to terminate Landlords obligation to furnish, or cause to be furnished, HVAC and Electricity to the Floor 7 Data Space. At the end of each calendar year, commencing with the year in which the first Conversion Date occurs, Tenant shall be entitled to receive a credit against Tenant's pro rata share of Operating Expenses (the "Electrical Cost Credit") equal to the product obtained by multiplying (A) the Per Square Foot Electrical Cost Excess (defined below) times (B) the aggregate square feet of Agreed Rentable Area in the Floor 7 Data Space and the Converted Space times (C) the Office Factor (defined below), but not to exceed Tenant's pro rata share of the Operating Expenses payable to Landlord as Additional Rent pursuant to subsection 2.201(a)(i) of the Lease; provided, however, if the first or any subsequent Conversion Date occurs on a date other than the first day of a calendar year, then the calculation with respect to the applicable space shall be prorated on a daily basis from the applicable Conversion Date for the year in question. Landlord shall include the Electrical Cost Credit in the annual statement of Addition Rent delivered to Tenant in accordance with subsection 2.203 of the Lease and shall credit or pay the Electrical Cost Credit in the same manner as an overpayment or underpayment of Additional Rent pursuant to such subsection. As used in this Amendment, the term "Per Square Foot Electrical Cost Excess" shall mean (i) the actual electrical cost used to determine Operating Expenses for the calendar year in question in excess of the electrical cost used to determine Tenant's Operating Expense Stop divided by (ii) the Agreed Rentable Area of the Building; and the term "Office Factor" shall mean the rentable square feet of the Building without the add-on factor (that is the Agreed Rentable Area of the Building less the Common Area, which is currently 603,790 square feet) divided by the Agreed Rentable Area of the Building (which is currently 784,143 square feet), which Landlord and Tenant acknowledge is currently 77%.

16.      Administrative Fee. The administrative fee provided for in subsection
         ------------------
         5.107 of the Lease is deleted and replaced with an administrative fee equal to fifteen percent (15%) of such costs.

17.      Installations of Conduit. Tenant shall not install, or permit any third
         ------------------------
         party to install on its behalf, any conduit in the Building without first obtaining Landlord's written approval. In addition to other considerations, Landlord's approval of any requested conduit shall be limited by the space then available for the installation of any requested conduit, as determined by Landlord in its sole discretion, without Landlord having any obligation to provide any additional space for such installation. Notwithstanding the foregoing, Landlord shall approve Tenant's reasonable requests for conduit required to connect Tenant's equipment installed in the Equipment Space to the Premises, subject to the other provisions of this Amendment and the Lease. Landlord hereby approves the Existing Conduit.

18.      Lease Cancellation Options. Section 13.7 of the Lease is deleted in its
         --------------------------
         entirety and shall no longer be of any force and effect.

19.      Building Infrastructure Services. In addition to the Fourth Expansion
         --------------------------------
         Space, Tenant shall lease from Landlord (i) the space designated by Landlord on the low rise roof area of the Building, as described on the attached Exhibit A-4, for the installation and operation of up to four
                  -----------
         (4) generators, up to four (4) chillers, and related equipment (the "Roof Space") and (ii) approximately 1,605 square feet of Agreed Rentable Area located in the Basement of the Building, as shown on the attached Exhibit A-5, or such lesser amount of such space as required
                  -----------
         for the installation and operation of up to two (2) diesel fuel tanks no larger than 10,000 gallons each (the "Fuel Tank Space"). From and after the date of Landlord's designation of the Roof Space or final determination of the Fuel Tank Space, the Roof Space and Fuel Tank Space (together, the "Equipment Space") shall become a part of the Premises, as such term is defined in Item 2 of the Basic Lease Provisions. Commencing on the Equipment Space Rental Commencement Date (defined below), Tenant shall pay Landlord annual rent for the Equipment Space calculated at$15.00 per square foot of Agreed Rentable Area in the Fuel Tank Space, such rent to be paid monthly in the same manner as Basic Rent is paid under the terms of the Lease. The Equipment Space Rental Commencement Date shall be the earlier of (i) the date eighteen (18) months after the Effective Date and (ii) the date of Substantial Completion as such term shall be defined in the Equipment Space Work Letter (defined below). If Tenant for any reason fails (i) to commence construction of Tenant's improvements in the Equipment Space on or before the date nineteen (19) months after the Effective Date or (ii) after commencing such construction thereafter fails to diligently and continuously pursue Substantial Completion as such term is defined in the Equipment Space Work Letter, Landlord shall have the right to terminate Tenant's lease of the Equipment Space, without liability to Tenant and without affecting the Lease in any other respect, if such failure is not cured within thirty (30) days after written notice from Landlord to Tenant. In addition, if Landlord provides Tenant with notice of Tenant's failure to diligently and continuously pursue Substantial Completion on more than two (2) occasions, Tenant's subsequent failure shall, at Landlord's option, be deemed an incurable event. Tenant shall accept the Equipment Space "as is", without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, (including, without limitation, the cost of any structural support required to support any equipment installed in the Equipment Space) or provide any allowances or inducements with respect to the applicable Equipment Space other than the Finish Allowance provided for in the attached Work Letter. Any construction, alterations or improvements made to the Equipment Space, including, without limitation, any such structural support, shall be performed by Tenant, at Tenant's sole cost and expense, in strict compliance with the terms and provisions of the Lease and the requirements of a work letter to be entered into between Landlord and Tenant substantially in the form of the attached Work Letter, except as otherwise provided to the contrary in this paragraph (the "Equipment Space Work Letter"). The Equipment Space Work Letter shall include, without limitation, provisions for the approval of the plans, specifications, contractors and subcontractors, construction of any improvements in the Equipment Space, including, without limitation, the aesthetics of the enclosure of Tenant's equipment located in the Roof Space (the "Roof Enclosure") The Equipment Space Work Letter shall not provide for (i) any Construction Plans Review Fees or Construction Management Fee, as such terms are defined in the attached Work Letter, or (ii) any allowances or inducements in addition to any unused portion of the Finish Allowance provided for in the attached Work Letter. Such improvements shall include, without limitation, pumps and piping to provide fuel to the Roof Space from the Fuel Tank Space and the Roof Enclosure. Tenant shall have the right to install gelcell backup batteries in an area of the Floor 7 Space approved by Landlord in writing, which approval shall not be unreasonably delayed. Landlord shall have the right to approve the configuration, placement, installation, connection, and type of generators, fuel tank, batteries, and other equipment that will be installed by Tenant in the Premises, which approval shall not be unreasonably delayed. Tenant shall be responsible for and shall pay all costs and expenses of providing, installing, maintaining, testing and repairing such equipment.

20.      Renewal Option. By extending the Initial Term as provided for in this
         --------------
         Amendment, Tenant has exercised Tenant's renewal option set forth in Rider 1 of the Lease. Therefore, Rider 1of the Lease is deleted in its entirety and replaced with the attached Rider 1, which is incorporated into this Amendment for all purposes.

21.      Subordinated Right of Opportunity. By leasing the Fourth Expansion
         ---------------------------------
         Space, Tenant has exercised Tenant's right of opportunity and first offer set forth in Rider 3 of the Lease. Therefore, Rider 3 of the Lease is deleted in its entirety and replaced with the attached Rider 3, which is incorporated into this Amendment for all purposes.

22.      Termination and Relocation Options. Paragraphs 10(b) and 10(c) of
         ----------------------------------
         the Third Amendment are each deleted in their entirety and shall no longer be of any force and effect.

23.      Parking. Paragraph 1 of the Garage Parking Agreement attached to the
         -------
         Lease as Exhibit E is deleted in its entirety and replaced with the following:

               1.   Parking Spaces. So long as the Lease shall remain in
                    --------------
                    effect, Tenant or persons designated by Tenant shall have the right (but not the obligation) during the Term of this Lease to rent up to ten
                    (10) unreserved parking spaces. In the event
                    Tenant fails to use any of such parking space for a period in excess of one hundred eighty (180) days, Landlord shall have the right to terminate Tenant's right to any such parking space upon notice to Tenant. Upon such notice, Landlord's obligation to provide such terminated parking spaces shall terminate. Tenant's obligation to pay for such terminated parking spaces shall terminate upon Tenant's return of any key-card, sticker, or other identification or entrance enabling device provided by Landlord. Landlord shall have no obligation to provide Tenant, and Tenant shall have no right to, any parking spaces that are so terminated by Landlord.

         On the Effective Date, the rental rate for unreserved parking spaces in the Building is$140.00 per month. In addition, Landlord shall provide parking to Tenant in the Approximate Garage, commencing on the Fourth Expansion Space Rental Commencement Date, under the terms and conditions set forth in the Parking Agreement attached to this Amendment as Exhibit E-1.
         -----------

         Broker. Tenant represents and warrants that it has not been represented
         ------
         by any broker or agent in connection with the negotiation or execution of this document except Cushman Realty Corporation ("Cushman"). Tenant shall indemnify and hold harmless Landlord from and against all claims (including costs of defense and investigation) of any other broker or agent or similar party claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold harmless Tenant from and against all claims (including costs of defense and investigation) of any broker or agent or similar party claiming to have represented Landlord in connection with this Amendment. Landlord shall be solely liable for any fee or commission due to be paid to Cushman under the Commission Registration Agreement dated June 14, 2000, entered into between Landlord and Cushman for its services rendered in connection with this Amendment.

25.      Consent to Assignment or Sublease. The last two sentences of Section
         ---------------------------------
         11.5 of the Lease are deleted and replaced with the following:

               However, notwithstanding the foregoing and for purposes of this Lease, the following shall not be considered assignments prohibited hereunder or otherwise require Landlord's consent: (1) the dissolution of Tenant (if Tenant is a partnership) and immediate reconstitution into a partnership or the addition or withdrawal of partners, or the reallocation of interests among partners of Tenant;

               (2) the dissolution of Tenant (if Tenant is a corporation) and the immediate reconstitution of Tenant into a new corporation,
               (3) the addition of stockholders and the withdrawal of stockholders in the normal course of Tenant's business, or (4) the assignment of this Lease to any successor of Tenant (A) into which or with which Tenant is merged or consolidated, (B) arising from the transfer of Tenant's interest under this Lease made in conjunction with the transfer of a majority of the assets and liabilities of Tenant, or (C) arising from the acquisition of the assets and liabilities of another corporation by Tenant so long as (i) in each of the circumstances described in (1) through (3) above the surviving partnership, corporation or assignee shall assume all obligations of Tenant hereunder and the surviving
                                                          ---
               partnership, corporation or assignee can demonstrate to Landlord's reasonable satisfaction the same or better financial strength as possessed by Tenant on the date hereof and (ii) in the circumstance described in (3)(C) above Tenant shall thereafter include a majority of the partners that were partners (in the case of a partnership) or include the same controlling shareholders (in the case of a corporation) of Tenant during the twelve (12) month period immediately prior to the time of such event. The addition and withdrawal of shareholders in the corporation which is Tenant shall not be considered an assignment prohibited hereunder so long as, both before and after such addition or withdrawal, Tenant is an entity whose outstanding stock is listed on a recognized security exchange. Further, Landlord agrees to not unreasonably withhold, condition or delay its consent to any proposed sublease or assignment.

26.      Non-Disturbance Agreement. Section 12.2 of the Lease is amended to add
         -------------------------
         at the end of such Section the following:

               Landlord shall use commercially reasonable efforts, at Tenant's cost, to obtain Landlord's mortgagee's then current form of non-disturbance agreement for the benefit of Tenant.

27.      Notice. Tenant's address for notices due under this Lease, as set forth
         ------
         in Item 14 of the Basic Lease Provisions, is deleted and replaced with the following:

               Interliant, Inc.
               Two Manhattanville Road
               Purchase, New York 10577
               Attention:  General Counsel

28.      Partial Termination Option. On not less than thirty (30) days notice
         --------------------------
         given to Landlord by Tenant on or after the Effective Date, Tenant may terminate Tenant's lease of the Third Expansion Space, without affecting the Lease in any other respect, provided each of the following conditions are fully satisfied: (a) Tenant is not in default under the Lease (including the occurrence of an event which with notice, lapse of time or both would become a default under the Lease) on the date of such termination and (b) Tenant shall fully comply with all obligations under the Lease respecting the Third Expansion Space through the date of such termination, including, without limitation, those provisions relating to the condition of the Third Expansion Space and removal of Tenant's personal property therefrom upon termination or expiration to the Lease.

29. Miscellaneous. This Amendment contains the parties' entire agreement regarding the subject matter covered by this Amendment and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties, between the parties not contained in this Amendment. The terms and provisions of the Lease shall remain in full force and effect, and the Lease, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

         EXECUTED EFFECTIVE as of the day first set forth above.

Landlord:                                    Tenant:
--------                                     ------
AGBRI FANNIN L.P., a Delaware limited        INTERLIANT, INC., a Delaware
partnership                                  corporation


By:  Shidler West Investment
     Corporation, a Delaware corporation,    By:  /s/ Richard H. McDevitt,
     its authorized agent                       ---------------------------
                                                 Richard H. McDevitt,
                                                 Vice President, Finance


By: /s/ [ILLEGIBLE]^^
   -------------------------
Name: [ILLEGIBLE]
     -----------------------
Title:    CEO
      ----------------------

                         TABLE OF EXHIBITS AND RIDERS
                                      TO
                 FOURTH AMENDMENT TO STANDARD LEASE AGREEMENT

Exhibit A-1   Floor 7 Office Space
Exhibit A-2   Floor 7 Data Space
Exhibit A-3   Fourth Expansion Space
Exhibit A-4   Low Rise Roof Area
Exhibit A-5   Fuel Tank Space
Exhibit B     Description of Conduit
Exhibit C-1   Work Letter
              Schedule 1   Improved Portion of the Fourth Expansion Space
              Schedule 2   Unimproved Portion of the Fourth Expansion Space
Exhibit E-1   Parking Agreement

Rider 1       Renewal Option, Single Renewal Term
Rider 3       Subordinate Right of Opportunity
              Schedule 1    Floor 22 Opportunity Expansion Space
              Schedule 2    Floor 23 Opportunity Expansion Space
              Schedule 3    Floor 24 Opportunity Expansion Space

                                                                   Exhibit 10.44

                                  EXHIBIT A-1

                             FLOOR 7 OFFICE SPACE

                           [FLOOR PLAN APPEARS HERE]

                                                                        EX.10.44

                                  EXHIBIT A-2

                              FLOOR 7 DATA SPACE

                           [FLOOR PLAN APPEARS HERE]

                                                                        EX.10.44

                                  EXHIBIT A-3

                            FOURTH EXPANSION SPACE

                           [FLOOR PLAN APPEARS HERE]

                                                                        EX.10.44

                                  EXHIBIT A-4

                              LOW RISE ROOF AREA

                           [FLOOR PLAN APPEARS HERE]

                                                                        EX.10.44

                                  EXHIBIT A-5

                                FUEL TANK SPACE

                           [FLOOR PLAN APPEARS HERE]

                                                                        EX.10.44

                                   EXHIBIT B

                            DESCRIPTION OF CONDUIT

                            [GRAPHIC APPEARS HERE]

                                  EXHIBIT C-1

                                  WORK LETTER

         This Exhibit is attached to and a part of that certain Fourth Amendment to Standard Lease Agreement dated as of September 29, 2000 (the "Fourth Amendment"), executed by and between AGBRI FANNIN L.P. ("Landlord"), a Delaware limited partnership, and INTERLIANT, INC. ("Tenant"), a Delaware corporation. Any capitalized term not defined herein shall have the meaning assigned to it in the Lease, as such term is defined in the Fourth Amendment. Landlord and Tenant agree as follows:

1.        Plans.
          -----

     a.   Construction Plans. Tenant's space planner and engineer, at Tenant's
          ------------------
          expense, will prepare construction plans (such construction plans, when approved, and all changes and amendments thereto agreed to by Landlord and Tenant in writing, are herein called the "Construction Plans") for all of Tenant's improvements requested pursuant to the Space Plan (collectively, "Tenant's Improvements"), including the design of and color scheme for the Floor 7 Space and Fourth Expansion Space, a product specification list for all materials, products, finishes and work that Tenant desires that are not Building standard, complete detail and finish drawings for partitions, chain-link fencing, doors, reflected ceiling, telephone outlets, conduits, electrical switches and outlets and Building standard heating, ventilation and air conditioning equipment and controls. Within fifteen (15) business days after Construction Plans are delivered to Landlord, Landlord shall approve (which approval shall not be unreasonably withheld or delayed) or disapprove same in writing and if disapproved, Landlord shall provide Tenant and Tenant's space planner and engineer specific reasons for disapproval. The foregoing process shall continue until the Construction Plans are approved by Landlord. Tenant shall pay Landlord a fee for the review of the Construction Plans by Landlord's engineers and architects ("Construction Plans Review Fee") equal to Landlord's reasonable actual out of pocket costs to such third party vendors.

     b.   Compliance With Disability Acts. Tenant shall cause the construction
          -------------------------------
          of Tenant's Improvements to be completed such that Tenant, the Premises and Tenant's Improvements (as constructed) will be in compliance with the Disability Acts. TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL CLAIMS, LIABILITIES AND EXPENSES(INCLUDING, WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES AND EXPENSES) INCURRED BY OR ASSERTED AGAINST LANDLORD BY REASON OF OR IN CONNECTION WITH ANY VIOLATION OF THE DISABILITY ACTS BY TENANT AND/OR TENANT'S IMPROVEMENTS OR THE PREMISES NOT BEING IN COMPLIANCE WITH THE DISABILITY ACTS.

                                     C-1-i

     c.   Changes to Approved Plans. If any re-drawing or re-drafting of any of
          -------------------------
          the Space Plan or the Approved Construction Plans is necessitated by Tenant's requested changes (all of which shall be subject to Landlord's approval), the expense of any such re-drawing or re-drafting required in connection therewith, Landlord's review of such redrawing and/or redrafting, and the expense of any work and improvements necessitated by such re-drawing or re-drafting will be charged to and paid by Tenant.


     d.   Coordination of Planners and Designs. It shall be Tenant's
          ------------------------------------
          responsibility to cause necessary coordination of its agents' efforts with Landlord's agents to ensure that no delays are caused to either the planning or construction of the Tenant's Improvements.

2.        Construction and Costs of Tenant's Improvements.
          -----------------------------------------------


     a.   Completion of Tenant's Improvements. Tenant shall have complete
          -----------------------------------
          responsibility for all aspects of the construction of Tenant's Improvements and the proper and timely completion of Tenant's Improvements in accordance with this Work Letter. Tenant shall cause all of the Tenant's Improvements to be substantially completed as expeditiously as reasonably possible in accordance with the approved Construction Plans.

     b.   Costs of Tenant's Improvements. Tenant shall construct the Tenant's
          ------------------------------
          Improvements at Tenant's sole cost and expense; provided, however, Landlord shall provide Tenant with an allowance of (i) up to$14.25 per square foot ($853,361.25) of Agreed Rentable Area of the Floor 7 Space (the "Floor 7 Space Finish Allowance"), plus (ii) up to $10.00 per square foot of Agreed Rentable Area ($100,080.00) in the portion of the Fourth Expansion Space shown on Schedule 1 attached hereto and incorporated herein for all purposes (the "Improved Portion Finish Allowance") plus (iii) up to$15.00 per square foot of Agreed Rentable Area ($86,790.00) in the portion of the Fourth Expansion Space shown on Schedule 2 attached hereto and incorporated herein for all purposes (the"Unimproved Portion Finish Allowance"). The Floor 7 Space Finish Allowance, Improved Portion Finish Allowance and Unimproved Portion Finish Allowance are referred to herein, collectively, as the "Finish Allowance." The Finish Allowance shall be disbursed by Landlord, from time to time upon Landlord's receipt of satisfactory evidence of appropriate expenditures, for payment of the contract sum required to be paid to the general contractor engaged to construct Tenant's Improvements (the "Contract Sum") and for Tenant's purchase of any generator, fuel tank and related conduit, and/or electric transformer designated by Tenant in writing to be purchased with the Finish Allowance and thereafter purchased with the Finish Allowance and installed in the Premises in accordance with the terms of the Fourth Amendment (the "Power Equipment"). In addition, Tenant may use the Finish Allowance to pay the Construction Management Fee (defined below) and the Construction Plans Review Fee, in which event Landlord shall release such portion of the Finish Allowance as requested by Tenant. Tenant shall pay Landlord a construction management fee

                                    C-1-ii
          equal to five percent (5%) of the Contract Sum but in no event more than $60,000.00 (the "Construction Management Fee"). In computing the Construction Management Fee, the purchase cost of equipment for use by Tenant in the Premises shall not be included in the Contract Sum. The Construction Management Fee is in addition to and shall be invoiced separately from the Construction Plans Review Fee, which invoice for the Construction Management Fee will be sent to Tenant only after Substantial Completion. Tenant's failure to pay the Construction Management Fee or Construction Plans Review Fee within ten (10) days after Landlord's delivery to Tenant of the invoice therefor shall constitute default under the Lease unless Tenant has requested Landlord pay same out of the Finish Allowance prior to the end of such ten (10) days. Any unused Finish Allowance shall be retained by Landlord.

3.        Tenant's Contractor.
          -------------------

     a. Tenant shall select a general contractor from Landlord's list of approved contractors (the "Tenant's Contractor"). Landlord approves Burr Computer Environments, Inc. as Tenant's construction consultant. Tenant's Contractor shall (and its contract shall provide that it shall):

               (1) be capable of working in harmony with the Landlord's space planners, architects, engineers, contractors, workmen, mechanics, or other agents or independent contractors in the performance of their work ("Landlord's Agents") and shall comply with such reasonable rules and regulations as may be promulgated by Landlord;

               (2) maintain such payment and performance bonds and insurance in force and effect as may be reasonably requested by Landlord or as required by applicable law; and

               (3) use reasonable efforts to reach an understanding with Landlord's Agents as to the conduct of their work, including but not limited to those matters relating to hoisting, Building systems, systems interfacing, clean-up, use of temporary utilities, protection of installed materials or equipment, sanitary facilities, temporary heating, lighting and cooling and access to the Premises (it being understood that the Tenant's Contractor shall arrange with and pay to Landlord's Agents an amount, if any, negotiated by such parties in good faith, with respect to such functions and services).

     b. Tenant's Contractor shall use only subcontractors pre-approved by Landlord for all mechanical, electrical, plumbing or fire protection work within the Building. Landlord and Tenant agree that only the Building approved electrical contractor shall be the electrical subcontractor (currently Fisk Electric).

                                    C-1-iii

     c. Prior to the Fourth Expansion Space Rental Commencement Date, Tenant, Tenant's Contractor and other authorized representatives of Tenant shall have the right, during normal business hours, to enter upon the Fourth Expansion Space for the purposes of preparing it for construction and for construction of Tenant's Improvements. After-hours access to the Building, the Fourth Expansion Space and the Building's systems, as required for construction of Tenant's Improvements in the Fourth Expansion Space, will require prior coordination and approval by Landlord. LANDLORD SHALL NOT BE LIABLE FOR ANY INJURY, LOSS OR DAMAGE TO ANY OF TENANT'S INSTALLATIONS OR DECORATIONS AND NOT INSTALLED BY LANDLORD UNLESS SUCH LIABILITY RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD'S EMPLOYEES OR AGENTS. TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD AND LANDLORD'S AGENTS FROM AND AGAINST AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL COSTS, EXPENSES, CLAIMS, LIABILITIES AND CAUSES OF ACTION ARISING OUT OF OR IN CONNECTION WITH WORK PERFORMED IN THE FLOOR7 SPACE OR THE FOURTH EXPANSION SPACE BY OR ON BEHALF
          OF TENANT EXCEPT IF SAME RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD'S EMPLOYEES OR AGENTS. Such entry into the Fourth Expansion Space by Tenant and the Tenant's Contractor pursuant to this Section 3 shall be deemed to be under all of the terms,
                  ---------
          covenants, provisions and conditions of the Lease except the covenant to pay Rent. Landlord is not responsible for the function and maintenance of Tenant's Improvements.

4.        Substantial Completion. The terms "Substantial Completion" and
          ----------------------
          "Substantially Complete," as applicable, shall mean the earlier of (i) the sixty-first (61st) day following delivery of the Fourth Expansion Space to Tenant for construction of Tenant's Improvements, or (ii) the date that Tenant's Improvements are sufficiently completed in accordance with the Construction Plans so that Tenant can reasonably use the Fourth Expansion Space for the Permitted Use (as described in
          Item 11 of the Basic Lease Provisions) as determined by Landlord and
          -------        ----------------------
          The Wingfield Sears Group, Inc. When Landlord and The Wingfield Sears Group, Inc. consider Tenant's Improvements to be Substantially Complete, Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises.

5.        Construction Representatives. Landlord's and Tenant's representatives
          ----------------------------
          for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:


LANDLORD'S REPRESENTATIVE:

     NAME        Mary Stanton
     ADDRESS     1301 Fannin Street, Suite 2400
                 Houston, Texas  77002
     PHONE       713-752-2900

                                    C-1-iv

TENANT'S REPRESENTATIVE:

     NAME        Yann Palmore
                -------------------------------
     ADDRESS     66 Perimeter Center East
                -------------------------------
                 Atlanta, GA 30346-2295
                -------------------------------
     PHONE       (770) 673-2200
                -------------------------------

                                     C-1-v

                                                                        EX.10.44

                                  SCHEDULE 1

                Improved Portion of the Fourth Expansion Space

                           [FLOOR PLAN APPEARS HERE]

                                                                        EX.10.44

                                  SCHEDULE 2

               Unimproved Portion of the Fourth Expansion Space

                           [FLOOR PLAN APPEARS HERE]

                                  EXHIBIT E-1

                               PARKING AGREEMENT
                   RESERVED AND NON-RESERVED PARKING SPACES

         This Exhibit is attached to and a part of that certain Fourth Amendment to Standard Lease Agreement dated as of September 29, 2000 (the "Fourth Amendment"), executed by and between AGBRI FANNIN L.P. ("Landlord"), a Delaware limited partnership, and INTERLIANT, INC. ("Tenant"), a Delaware corporation. Any capitalized term not defined herein shall have the meaning assigned to it in the Lease, as such term is defined in the Fourth Amendment. Landlord and Tenant agree as follows:

1.   Parking Spaces. So long as the Lease shall remain in effect and subject to
     --------------
     the terms and conditions set forth in this Exhibit, Tenant or persons designated by Tenant (each such person, a "Parker") shall have the right (but not the obligation), commencing on the Fourth Expansion Space Rental Commencement Date, to rent on (i) a reserved basis up to thirty-three (33) parking spaces (the "Reserved Parking Spaces") in the Approximate Garage during the term of this Lease and (ii) an unreserved and non-exclusive basis up to eighty (80) parking spaces (the "Unreserved Parking Spaces") in the Approximate Garage during the term of the Lease. (The Reserved Parking Spaces and Unreserved Parking Spaces are referred to, collectively, as the "Parking Spaces.")

2.   Parking Rent. The rent ("Parking Rent") for the Parking Spaces shall be the
     ------------
     rates from time to time designated by Landlord as standard for Landlord's parking spaces in the Approximate Garage for tenants of the Building. On the Effective Date, Landlord's current rates in the Approximate Garage for tenant's of the Building are$100.00 for each Unreserved Parking Space and$150.00 for each Reserved Parking Space. Landlord shall provide Tenant at least thirty (30) days notice of any change in the above rates in the Approximate Garage and the giving of such notice shall be deemed an amendment to this Exhibit and Tenant shall thereafter pay Parking Rent adjusted according to the new rates. Tenant shall have the right to terminate up to all or any number of the Reserved Parking Spaces or the Unreserved Parking Spaces then remaining under lease to Tenant, as the case may be, if Landlord adjusts the Parking Rent for the Reserved Parking Spaces or the Unreserved Parking Spaces to an amount in excess of the Average Rent (defined below) in any twelve (12) month period, commencing with the first twelve (12) months after the Fourth Expansion Space Rental Commencement Date and continuing with each successive twelve (12) month period after each anniversary of the Fourth Expansion Space Rental Commencement Date, if Landlord fails to adjust any Parking Rent so changed in excess of the applicable Average Rent to an amount equal to or less than the Average Rent within thirty (30) days after written notice thereof from Tenant to Landlord. As used in this Parking Agreement, the term "Average Rent"shall mean the average of the rates charged for reserved or unreserved parking other than the Parking Spaces, as the case may be, in the following garages: Fannin Garage located at 1112 Clay, Howell Building, 777 Clay Garage, First City Center Garage, and Main Garage. For purposes of clarity, in the event the Parking Rate for only one category of Parking Spaces is increased in excess of the applicable Average Rent,

                                     E-1-i
         such opportunity to terminate shall be limited to the category of Parking Spaces for which the Parking Rate has been adjusted to an amount in excess of the Average Rent and not to the other category of Parking Spaces. Landlord shall have no obligation to provide Tenant, and Tenant shall have no right to, any parking spaces that are so terminated by Tenant. All payments of rent for Parking Spaces shall be made (i) at the same time as Basic Monthly Rent is due under the Lease and (ii) to Landlord or to such persons (for example but without limitation, the manager of the Approximate Garage) as Landlord may direct from time to time.

 3.      Parking Stickers and Cards. Parking cards, stickers or any other device
         --------------------------
         or form of identification supplied by Landlord to Tenant permitting access to the Approximate Garage shall remain the property of Landlord and shall not be transferable. There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker issued by Landlord for access to the Approximate Garage. On the Effective Date, the current charge for a lost magnetic parking card or parking sticker, or any magnetic parking card or parking sticker not returned to Landlord on the expiration or termination of Tenant's right to any Parking Space, is $25.00 per magnetic parking sticker or parking sticker.

 4.      Damage to or Condemnation of Garage. If Landlord fails or is unable
         -----------------------------------
         to provide any Parking Space to Tenant in the Approximate Garage because of damage or condemnation, such failure or inability shall never be deemed to be a default by Landlord as to permit Tenant to terminate the Lease, either in whole or in part, but Tenant's obligation to pay rent for any such Parking Space which is not provided by Landlord shall be abated for so long as Tenant does not have the use of such Parking Space and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure or inability to provide Tenant with such Parking Space.

5.       Rules and Regulations. A condition of any parking shall be the Parker's
         ---------------------
         compliance with the rules and regulations of the Approximate Garage (the " Approximate Garage Rules and Regulations") promulgated by the owner of the Approximate Garage (the"Garage Owner"), a copy of which will be delivered to Tenant upon request. Approximate Garage managers or attendants are not authorized to make or allow any exceptions to the Approximate Garage Rules and Regulations. The Garage Owner shall have the right to modify and/or adopt such other generally applicable rules and regulations for the Approximate Garage as it deems necessary for the operation of the Approximate Garage. The Garage Owner prohibits the parking of vehicles in areas designated as "RESERVED" or "TOW AWAY ZONE", except as any Parker may be authorized to park in such areas. Any unauthorized vehicle of Tenant or any of its officers, employees, agents or invitees (individually and collectively, the "Tenant Parties") parked in these areas will be towed at Tenant's expense.

6.       Default. Tenant's failure to promptly pay the Parking Rent shall
         -------
         constitute a default under the Lease, and Landlord may, at its option and in addition to all other remedies provided for in the Lease, terminate Tenant's rights to use the Approximate Garage. Landlord may refuse to permit any person who violates the Approximate Garage Rules and Regulations to park

                                    E-1-ii
         in the Approximate Garage, and any violation of the Approximate Garage Rules and Regulations shall subject the violating Parker's car to removal from the Approximate Garage at the owner's expense. No such refusal or removal shall create any liability on Landlord or be deemed to interfere with Tenant's right to quiet possession of the Premises.



7. Indemnity. TENANT WILL INDEMNIFY AND HOLD THE LANDLORD PARTIES HARMLESS FROM, AND REIMBURSE THE INDEMNIFIED PARTIES FOR AND WITH RESPECT TO, ALL CLAIMS, DEMANDS, ACTIONS, DAMAGES, LOSSES, LIABILITIES, OBLIGATIONS, PENALTIES, ACTIONS, JUDGMENTS, SUITS OR OTHER PROCEEDINGS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEY'S FEES, COURT COSTS AND DISBURSEMENTS (EACH A "CLAIM" AND COLLECTIVELY THE "CLAIMS") WHICH MAY BE IMPOSED ON, INCURRED BY, SUFFERED BY OR ASSERTED AGAINST ANY LANDLORD PARTY AS A RESULT OF, ARISING FROM OR IN CONNECTION WITH ANY TENANT PARTY'S USE OR OCCUPANCY OF THE APPROXIMATE GARAGE AND/OR ANY ACCIDENT, INJURY OR DAMAGE OCCURRING IN CONNECTION WITH SUCH USE OR OCCUPANCYREGARDLESS OF WHETHER SUCH CLAIM ARISES IN WHOLE OR IN PART FROM THE SOLE NEGLIGENCE, CONCURRENT NEGLIGENCE OR COMPARATIVE NEGLIGENCE OF AN INDEMNIFIED PARTY; PROVIDED, HOWEVER, SUCH INDEMNIFICATION OF A LANDLORD PARTY BY TENANT SHALL NOT INCLUDE ANY CLAIM TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH LANDLORD PARTY.

                                    E-1-iii

                                    RIDER 1

                                RENEWAL OPTION
                              SINGLE RENEWAL TERM

         This Rider is attached to and a part of that certain Fourth Amendment to Standard Lease Agreement dated as of September 29, 2000 (the "Fourth Amendment"), executed by and between AGBRI FANNIN L.P., a Delaware limited partnership ("Landlord"), and INTERLIANT, INC., a Delaware corporation ("Tenant"). Any capitalized term not defined herein shall have the meaning assigned to it in the Lease, as such term is defined in the Fourth Amendment. Landlord and Tenant agree as follows:

A. If, and only if, on the Expiration Date and the date Tenant notifies Landlord of its intention to renew the term of this Lease (as provided below), (i) Tenant is not in default under this Lease, (ii) Tenant then occupies, and the Premises then consist of, at least all the 59,885 square feet of Agreed Rentable Area on Floor 7 of the Building, and (iii) this Lease is in full force and effect, then Tenant (or any approved Assignee but not any subtenant of Tenant) shall have and may exercise an option to renew this Lease for all of the Premises, or all of any contiguous portion thereof which includes not less than the Floor 7 Space, for one (1) additional term of seven (7) years (the "Renewal Term") upon the same terms and conditions contained in this Lease with the exceptions that (x) this Lease shall not be further available for renewal and (y) the rental for the Renewal Term shall be the Market Rental Rate (defined below), but in no event will the Base Annual Rent for the Renewal Term be less than the Base Annual Rent for the last twelve (12) calendar months of the term of the Lease. The "Market Rental Rate" is hereby defined to mean the then prevailing rents (including, without limitation, those similar to the Basic Annual Rent, Additional Charges, and Additional Rent) payable by tenants for space in the Building of comparable quality, size, use, utility and condition as the Floor 7 Space, taking into consideration all relevant factors, including the following:

     (a)  use, location, size and/or floor level(s) of the space in question;

     (b)  tenant improvement or refurbishment allowance to be provided;

     (c) abatement (including with respect to base rental, operating expenses and real estate taxes, and parking charges);

     (d)  relocation/moving allowance;

     (e)  space planning/interior architecture/engineering allowance(s);

     (f)  refurbishment and repainting allowances;

     (g)  any other concessions or inducements;

                                     R-1-i

     (h) extent of services provided or to be provided (including overtime cooling and heating, plus hourly charges therefor);

     (i)  distinction between "gross" and "net" lease;

     (j)  any other adjustments (including by way of indexes) to base rental;

     (k)  credit standing and financial stature of the tenant;

     (l)  term or length of lease; and

     (m) the time the particular rental rate under consideration is to become effective.

B. If Tenant desires to renew this Lease, Tenant must notify Landlord in writing of its intention to renew on or before the date which is at least six (6) months but no more than nine (9) months prior to the Expiration Date. Landlord shall, within the next sixty (60) days after Landlord receives such notice, notify Tenant in writing of Landlord's determination of the Market Rental Rate and Tenant shall, within the next twenty (20) days following receipt of Landlord's determination of the Market Rental Rate, notify Landlord in writing of Tenant's acceptance or rejection of Landlord's determination of the Market Rental Rate. If Tenant timely notifies Landlord of Tenant's acceptance of Landlord's determination of the Market Rental Rate, this Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the term and changes in Rent in accordance with this Rider. If (x) Tenant timely notifies Landlord in writing of Tenant's rejection of Landlord's determination of the Market Rental Rate or (y) Tenant does not notify Landlord in writing of Tenant's acceptance or rejection of Landlord's determination of the Market Rental Rate within such twenty (20) day period, this Lease shall end on the Expiration Date and Landlord shall have no further obligations or liability hereunder.

C.   The Floor 7 Space shall be delivered to Tenant in an "as is" condition.

                                    R-1-ii

                                    RIDER 3

                       SUBORDINATE RIGHT OF OPPORTUNITY

     This Rider is attached to and a part of that certain Fourth Amendment to Standard Lease Agreement dated as of September 29, 2000 (the "Fourth Amendment"), executed by and between AGBRI FANNIN L.P., a Delaware Limited partnership ("Landlord"), and INTERLIANT, INC., a Delaware corporation ("Tenant"). Any capitalized term not defined herein shall have the meaning assigned to it in the Lease, as such term is defined in the Fourth Amendment. Landlord and Tenant agree as follows:

A. Prior to Landlord's leasing to a third party any of Floor 22 not a part of the Fourth Expansion Space, Floor 23, or Floor 24 of the Building, as depicted on Schedule 1, Schedule 2, and Schedule 3, respectively, attached to this Rider (the"Opportunity Expansion Space"), except for the lease to a tenant exercising its right under its lease of space in the Building, Landlord shall deliver to Tenant a written statement ("Statement") setting forth the name of a prospective tenant interested in all or a portion of the Opportunity Expansion Space. Tenant's right of opportunity provided for in this Rider 3 is subject and subordinate to the rights existing under other tenant leases of the Building as of the date of the above described Fourth Amendment, including, without limitation, the right of opportunity of Exxon, formerly known as Exxon Corporation, under its Lease Agreement with Landlord, as amended (the "Exxon Lease"), and any other expansion options, rights of first refusal, rights of opportunity or preferential rights. As an example, Landlord shall have no obligation to deliver a Statement and provide Tenant the opportunity to lease any portion of the Opportunity Expansion Space until Landlord has notified Exxon of its opportunity to lease the applicable portion of the Opportunity Expansion Space and Exxon has elected, or has been deemed to have elected, not to lease the applicable portion of the Opportunity Expansion Space, all in accordance with the terms of the Exxon Lease. After Landlord notifies Exxon or any other tenant with a superior right to the applicable portion of the Opportunity Expansion Space of its opportunity to lease the applicable portion of the Opportunity Expansion Space, Landlord shall notify Tenant that it has given such notice to Exxon or such other tenant, which notice shall identify the applicable portion of the Opportunity Expansion Space. Tenant shall have five (5) business days after receipt of the Statement within which to notify Landlord in writing that it desires to lease the applicable Opportunity Expansion Space (each such written notice is herein referred to as a "Notice"). Failure by Tenant to notify Landlord within such five (5) business day period shall be deemed an election by Tenant not to lease the applicable Opportunity Expansion Space and Landlord shall have the right to lease such space to the tenant identified in the Statement. If Landlord does not lease such Opportunity Expansion Space to such tenant, then Landlord will comply with the provision of this Rider prior to leasing such space to any other third party.

B. The Opportunity Expansion Space shall be leased to Tenant upon all terms and conditions of this Lease with the following exceptions: (i) all Opportunity Expansion Space shall be delivered to Tenant in "as is" condition; (ii) Basic Annual Rent for the Opportunity Expansion Space will be determined in accordance with paragraph C of this Rider; (iii) the Basic Monthly Rent for the agreed rentable area of the Opportunity Expansion Space will be equal to one twelfth (1/12th) of the Basic Annual Rent for the Opportunity Expansion Space; (iv) the Opportunity

                                     R-3-i

     Expansion Space will be improved by Tenant in accordance with paragraph D of this Rider; (v) Tenant shall not be entitled to any allowances or inducements with respect to the applicable Opportunity Expansion Space; and
     (vi) Basic Annual Rent and Additional Rent with respect to the applicable Opportunity Expansion Space shall commence on the earlier to occur of (x) the date that Tenant commences use of the applicable Opportunity Expansion Space for any purpose or (y) the date sixty (60) days after the date on which the applicable Opportunity Expansion Space is made available to Tenant for the construction of its improvements in accordance with paragraph D of this Rider, provided that the initial date determined under this clause (y) shall be adjusted backward (i.e., to an earlier date) by one (1) day for each day of Tenant Delay (as defined in the applicable Work
                                                                            ----
     Letter). Upon such rent commencement date, (1) the Agreed Rentable Area of
     ------
     the Premises shall be deemed increased by the agreed rentable area of the Opportunity Expansion Space, (2) Basic Annual Rent for the Premises shall be deemed increased by an amount equal to the Basic Annual Rent for the Opportunity Expansion Space, (3) Basic Monthly Rent for the Premises shall be deemed increased to an amount equal to one twelfth (1/12th) of the Basic Annual Rent for the Premises (as increased) and (4) Additional Rent for the Premises shall be recalculated on the basis of the increased Agreed Rentable Area of the Premises.

C. The Basic Annual Rent for the Opportunity Expansion Space shall be the "Market Rental Rate" ( as defined in Rider 1 to the Lease except for the substitution of the Opportunity Expansion Space for the Floor 7 Space), but in no event will the Base Annual Rent for the Opportunity Expansion Space be less than (i) the Base Annual Rent from time to time applicable to the Fourth Expansion Space if the applicable Opportunity Expansion Space is used for general office or (ii) the Base Annual Rent from time to time applicable to the Floor 7 Space if the applicable Opportunity Expansion Space is used for data center space or other than general office.

D. Within fifteen (15) days after Landlord's receipt of a Notice, Tenant and Landlord will enter into a Work Letter substantially in the form of Exhibit
                                -----------                              -------
     C-1 attached to the Fourth Amendment, provided that such form shall be
     ---
     amended to (i) set forth appropriate dates and (ii) provide for such other matters as are necessary to reflect the agreements of the parties with respect to the finish out of the applicable Opportunity Expansion Space. Pursuant to the Work Letter, Tenant shall construct or cause to be
                     -----------
     constructed improvements in the applicable Opportunity Expansion Space in substantial accordance with construction plans agreed to by Landlord and Tenant. The cost of constructing such improvements shall be borne by Tenant without any allowances or inducements.

E. Upon substantial completion of the applicable Opportunity Expansion Space improvements, Landlord and Tenant shall execute an Acceptance of Premises Memorandum in substantially the form of Exhibit D attached to the Lease. If
                                             ---------
     Tenant occupies any Opportunity Expansion Space without executing the Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted such Opportunity Expansion Space for all purposes.

                                    R-3-ii

F. Within fifteen (15) days after Landlord's receipt of a Notice, Landlord and Tenant will enter into an amendment to this Lease reflecting (i) the addition of the applicable Opportunity Expansion Space to the Premises,
     (ii) the increase in Basic Annual Rent and Additional Rent payable under this Lease, (iii) the increase in Tenant's Building Expense Percentage and
     (iv) such other amendments as are necessary.

G. Notwithstanding any other provision or inference herein to the contrary, Tenant's rights and Landlord's obligations under this Rider shall expire and be of no further force or effect on the earliest of (i) the expiration or earlier termination of the term of this Lease or (ii) a default by Tenant under this Lease.

                                    R-3-iii

                                                                        EX.10.44

                                  SCHEDULE 1

                     Floor 22 Opportunity Expansion Space

                           [FLOOR PLAN APPEARS HERE]

                                                                        EX.10.44

                                  SCHEDULE 2

                     Floor 23 Opportunity Expansion Space

                           [FLOOR PLAN APPEARS HERE]

                                                                        EX.10.44

                                  SCHEDULE 3

                     Floor 24 Opportunity Expansion Space

                           [FLOOR PLAN APPEARS HERE]